UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

WWA Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-26927 (Commission File Number)	77-0443643 (IRS Employer Identification No.)

2465 W. 12th St. Tempe, Suite 2, Tempe, Arizona 85281-6935

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (480) 505-0070

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   □     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   □     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

(a) On May 13, 2010, Nareshkumar H. Arora, CPA (“Arora”) resigned as WWA Group, Inc.’s (the “Company”) independent registered public accounting firm.

Between April 29, 2009 (the date of engagement) and May 13, 2010 (the date of resignation) there were no disagreements with Arora on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arora, would have caused Arora to make reference to the subject matter of the disagreement in its review of the Company’s consolidated financial statements for the years ended December 31, 2008 and 2009.

The Company has requested that Arora furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 13, 2010, is filed herewith as Exhibit 16.

(b) On May 13, 2010, upon the authorization and approval of the board of directors, the Company engaged Konstandinos Jerry Georgatos, Certified Public Accountant (“Georgatos”) as its independent registered public accounting firm.

No consultations occurred between the Company and Georgatos during the years ended December 31, 2009 and 2008 and through May 13, 2010, regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement requiring disclosure under Item 304(a)(1)(iv) of Regulation S-K or reportable event requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is attached as part of this report:

Exhibit No.      Description

     16     Letter from Arora to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WWA Group, Inc.                         Date

By: /s/ Eric Montandon                         May 17, 2010

Name: Eric Montandon

Title: Chief Executive Officer, Chief Financial Officer,

Principal Accounting Officer and Director